Visa Reports Fiscal Fourth Quarter and Full-Year 2025 Results
San Francisco, October 28, 2025 – Visa (NYSE: V)
Fiscal Fourth Quarter Results:
•GAAP net income of $5.1B or $2.62 per share and non-GAAP net income of $5.8B or $2.98 per share
•Net revenue of $10.7B, an increase of 12%, or 11% on a constant-dollar basis
Fiscal Full-Year Results:
•GAAP net income of $20.1B or $10.20 per share and non-GAAP net income of $22.5B or $11.47 per share
•Net revenue of $40.0B, an increase of 11%, or 12% on a constant-dollar basis
Other Highlights:
•Fiscal fourth quarter growth in payments volume, cross-border volume and processed transactions remained strong
•Share repurchases and dividends of $6.1B and $22.8B for fiscal fourth quarter and full-year, respectively
•The board of directors increased Visa's quarterly cash dividend 14% to $0.670 per share

Income Statement Summary
In billions, except percentages and per share data. % change is calculated over the comparable prior-year period.	Q4 2025		Full-Year 2025		Ryan McInerney, Chief Executive Officer, Visa, commented on the results:
	USD	% Change	USD	% Change
Net Revenue	$10.7	12%	$40.0	11%
"In our fourth quarter, continued healthy consumer spending drove net revenue up 12% to $10.7 billion. For the full year, Visa delivered strong performance, with net revenue of $40 billion, up 11%, and broad-based growth across key metrics, underscoring the durability of our diverse business model. We continued to invest in our Visa as a Service stack to serve as a hyperscaler across the payments ecosystem. As technologies like AI-driven commerce, real-time money movement, tokenization and stablecoins converge to reshape commerce, our focus on innovation and product development positions Visa to lead this transformation.”

GAAP Net Income	$5.1	(4%)	$20.1	2%
GAAP Earnings Per Share	$2.62	(1%)	$10.20	5%
Non-GAAP Net Income(1)	$5.8	7%	$22.5	11%
Non-GAAP Earnings Per Share(1)	$2.98	10%	$11.47	14%
(1) Refer to Non-GAAP Financial Measures for further details and a reconciliation of the GAAP to non-GAAP measures presented.

Key Business Drivers
YoY increase / (decrease), volume in constant dollars	Q4 2025		Full-Year 2025
Payments Volume	9%		8%
Cross-Border Volume Excluding Intra-Europe(2)	11%		13%
Cross-Border Volume Total	12%		13%
Processed Transactions	10%		10%
(2) Cross-border volume excluding transactions within Europe.

Fiscal Fourth Quarter 2025 — Financial Highlights

GAAP net income in the fiscal fourth quarter was $5.1 billion or $2.62 per share, a decrease of 4% and 1%, respectively, over prior year’s results. Current year's results included a special item of $899 million for a litigation provision associated with the interchange multidistrict litigation ("MDL") case and other legal matters. Current year's results also included $46 million of net gains from equity investments and $66 million from the amortization of acquired intangible assets and acquisition-related costs. Prior year’s results included $46 million of net losses from equity investments and $76 million from the amortization of acquired intangible assets and acquisition-related costs. Excluding these items and related tax impacts, non-GAAP net income for the quarter was $5.8 billion or $2.98 per share, increases of 7% and 10%, respectively, over prior year’s results (refer to Non-GAAP Financial Measures for further details). GAAP earnings per share decrease was approximately 2% on a constant-dollar basis, which excludes the impact of foreign currency fluctuations against the U.S. dollar. Non-GAAP earnings per share growth was approximately 10% on a constant-dollar basis. All references to earnings per share assume fully diluted class A share count.

Net revenue in the fiscal fourth quarter was $10.7 billion, an increase of 12%, driven by the year-over-year growth in payments volume, cross-border volume and processed transactions. Net revenue increased 11% on a constant-dollar basis.

Payments volume for the three months ended June 30, 2025, on which fiscal fourth quarter service revenue is recognized, increased 8% over the prior year on a constant-dollar basis.

Payments volume for the three months ended September 30, 2025 increased 9% over the prior year on a constant-dollar basis.

Cross-border volume excluding transactions within Europe, which drives our international transaction revenue, increased 11% on a constant-dollar basis for the three months ended September 30, 2025. Total cross-border volume on a constant-dollar basis increased 12% in the quarter.

Total processed transactions, which represent transactions processed by Visa, for the three months ended September 30, 2025, were 67.7 billion, a 10% increase over the prior year.

Fiscal fourth quarter service revenue was $4.6 billion, an increase of 10% over the prior year, and is recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenue rose 17% over the prior year to $5.4 billion. International transaction revenue grew 10% over the prior year to $3.8 billion. Other revenue of $1.2 billion rose 21% over the prior year. Client incentives were $4.2 billion, up 17% over the prior year.

GAAP operating expenses were $4.6 billion for the fiscal fourth quarter, a 40% increase over the prior year's results, primarily driven by increases in the litigation provision and personnel expenses. GAAP operating expenses included the special item related to the litigation provision associated with the MDL case and other legal matters in the current year as well as the amortization of acquired intangible assets and acquisition-related costs in the current and prior year. Excluding these items, non-GAAP operating expenses increased 13% over the prior year, primarily driven by increases in personnel, general and administrative and professional fees.

GAAP non-operating income was $75 million for the fiscal fourth quarter, including $46 million of net equity investment gains. Excluding this item, non-GAAP non-operating income was $29 million.

GAAP effective income tax rate was 18.2% for the quarter ended September 30, 2025. Excluding the related tax impacts from the non-GAAP items noted above, the non-GAAP effective income tax rate was 18.8% for the quarter ended September 30, 2025.

Cash, cash equivalents and investment securities were $20.0 billion at September 30, 2025.

The weighted-average number of diluted shares of class A common stock outstanding was 1.94 billion for the quarter ended September 30, 2025.

2

Fiscal Full-Year 2025 — Financial Highlights

GAAP net income in the fiscal full-year 2025 was $20.1 billion or $10.20 per share, an increase of 2% and 5%, respectively, over prior year’s results. Current year’s results included special items of $2.5 billion for a litigation provision associated with the interchange multidistrict litigation ("MDL") case and other legal matters, $213 million for severance costs and $39 million for lease consolidation costs. Current year's results also included $87 million of net losses from equity investments and $315 million from the amortization of acquired intangible assets and acquisition-related costs. Prior year’s results included special items of $434 million for a litigation provision associated with the MDL case and other legal matters, $118 million related to the release of the indirect tax reserve previously recognized in fiscal 2021, $67 million related to the donation of investment securities to Visa Foundation, and $57 million for lease consolidation costs. Prior year's results also included $94 million of net losses from equity investments, and $282 million from the amortization of acquired intangible assets and acquisition-related costs. Excluding these items and related tax impacts, non-GAAP net income for the year was $22.5 billion or $11.47 per share, increases of 11% and 14%, respectively, over prior year’s results (refer to Non-GAAP Financial Measures for further details). GAAP earnings per share growth was approximately 5% on a constant-dollar basis, which excludes the impact of foreign currency fluctuations against the U.S. dollar. Non-GAAP earnings per share growth was approximately 15% on a constant-dollar basis. All references to earnings per share assume fully diluted class A share count.

Net revenue in the fiscal full-year 2025 was $40.0 billion, an increase of 11%, driven by the year-over-year growth in payments volume, cross-border volume and processed transactions. Net revenue increased 12% on a constant-dollar basis.

Payments volume for the twelve months ended September 30, 2025 increased 8% over the prior year on a constant-dollar basis.

Cross-border volume excluding transactions within Europe, which drives our international transaction revenue, increased 13% on a constant-dollar basis for the twelve months ended September 30, 2025. Total cross-border volume on a constant-dollar basis increased 13% for the fiscal year.

Total processed transactions, which represent transactions processed by Visa, for the twelve months ended September 30, 2025, were 257.5 billion, a 10% increase over the prior year.

Fiscal full-year 2025 service revenue was $17.5 billion, an increase of 9% over the prior year. Data processing revenue rose 13% over the prior year to $20.0 billion. International transaction revenue grew 12% over the prior year to $14.2 billion. Other revenue of $4.1 billion rose 27% over the prior year. Client incentives were $15.8 billion, up 14% over the prior year.

GAAP operating expenses were $16.0 billion for the fiscal full-year 2025, a 30% increase over the prior year's results, primarily driven by increases in the litigation provision and personnel expenses. GAAP operating expenses included the special items as well as the amortization of acquired intangible assets and acquisition-related costs in the current and prior year. Excluding these items, non-GAAP operating expenses increased 11% over the prior year, primarily driven by increases in personnel, general and administrative, and depreciation and amortization expenses.

GAAP non-operating income was $200 million for the fiscal full-year 2025, including $87 million of net equity investment losses. Excluding this item, non-GAAP non-operating income was $287 million.

GAAP effective income tax rate was 17.1% for the fiscal full-year 2025. Excluding the related tax impacts from the non-GAAP items noted above, the non-GAAP effective income tax rate was 17.7% for the fiscal full-year ended September 30, 2025.

The weighted-average number of diluted shares of class A common stock outstanding was 1.97 billion for the fiscal full-year ended September 30, 2025.

3

Other Notable Items

At the closing of the acquisition of Visa Europe in June 2016, Visa issued convertible participating preferred stock to cover certain expenses incurred by Visa in defending and resolving multilateral interchange fee-related claims asserted in the UK and Europe. Visa is required to undertake periodic release assessments to determine if value should be released from the series B and C preferred stock. The fourth release assessment occurred on June 21, 2025, the ninth anniversary of the Visa Europe acquisition. Visa released approximately $1.4 billion of the as-converted value from its series B and C preferred stock and issued series A preferred stock, effective August 18, 2025. This did not affect the fully diluted share count.

On September 25, 2025, Visa deposited $500 million into its litigation escrow account, which was previously established under the Company’s U.S. retrospective responsibility plan to insulate the Company and class A common stockholders from financial liability for certain litigation cases. This deposit has the same economic effect on earnings per share as repurchasing the Company's class A common stock as it reduced each of the as-converted class B-1 common stock and class B-2 common stock share counts at a volume weighted average price of $340.92.

During the three months ended September 30, 2025, Visa repurchased approximately 14 million shares of class A common stock at an average cost of $349.77 per share for $4.9 billion. In the twelve months ended September 30, 2025, Visa repurchased a total of approximately 54 million shares of class A common stock at an average cost of $335.44 per share for $18.2 billion. The Company had $24.9 billion of remaining authorized funds for share repurchases as of September 30, 2025.

On October 28, 2025, the board of directors declared an increase to Visa's quarterly cash dividend to $0.670 per share of class A common stock (determined in the case of all other outstanding common and preferred stock on an as-converted basis) payable on December 1, 2025, to all holders of record as of November 12, 2025.

Fiscal Fourth Quarter and Full-Year 2025 Earnings Results Call Details

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information and operational performance data, is available on the Visa Investor Relations website at investor.visa.com.

4

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, our future operations, prospects, developments, strategies, business growth, anticipated timing and benefits of our acquisitions, and financial outlook. Forward-looking statements generally are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict.
Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:
•impact of complex and evolving global regulations;
•increased scrutiny and regulation of the global payments industry;
•impact of government-imposed obligations and/or restrictions on international payments systems;
•impact of laws and regulations regarding the handling of personal data, including privacy, cybersecurity and AI;
•impact of tax examinations or disputes, or changes in tax laws;
•outcome of litigation or investigations;
•intense competition in our industry;
•dependence on our client and seller base, which may be costly to win, retain and develop;
•continued push to lower acceptance costs and challenge industry practices;
•dependence on relationships with financial institutions, acquirers, processors, sellers, payment facilitators, ecommerce platforms, fintechs and other third parties;
•our inability to maintain and enhance our brand;
•impact of global economic, political, market, health and social events or conditions;
•our aspirations to address corporate responsibility and sustainability matters and considerations;
•exposure to significant risk of loss or reduction of liquidity due to our indemnification obligation to fund settlement losses of our clients;
•failure to anticipate, adapt to, or keep pace with, new technologies in the payments industry;
•a disruption, failure or breach of our networks or systems, including as a result of cyber incidents or attacks;
•risks, uncertainties and the failure to achieve the anticipated benefits of our acquisitions, joint ventures or strategic investments;
•the conversions of our class B-1, B-2 and class C common stock or series A, B and C preferred stock into shares of class A common stock would result in voting dilution to, and could adversely impact the market price of, our existing class A common stock;
•differing interests between holders of our class B-1, B-2 and C common stock and series A, B and C preferred stock compared to our class A common stock concerning certain significant transactions; and
•other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2024, and any subsequent reports on Forms 10-Q and 8-K.
Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.

About Visa

Visa (NYSE: V) is a world leader in digital payments, facilitating transactions between consumers, sellers, financial institutions and government entities across more than 200 countries and territories. Our mission is to connect the world through the most innovative, convenient, reliable and secure payments network, enabling individuals, businesses and economies to thrive. We believe that economies that include everyone everywhere, uplift everyone everywhere and see access as foundational to the future of money movement. Learn more at Visa.com.

Contacts	Investor Relations Jennifer Como, 650-432-7644 InvestorRelations@visa.com	Media Relations Fletcher Cook, 650-432-2990 Press@visa.com

5

Fiscal Fourth Quarter and Full-Year 2025 — Financial Summary

INCOME STATEMENT SUMMARY
	Three Months Ended September 30, 2025		Twelve Months Ended September 30, 2025

	USD	YoY Change	USD	YoY Change
	(in millions, except percentages and per share data)
GAAP
Revenue
Service revenue	$4,602	10%	$17,539	9%
Data processing revenue	5,394	17%	19,993	13%
International transaction revenue	3,800	10%	14,166	12%
Other revenue	1,176	21%	4,053	27%
Client incentives	(4,248)	17%	(15,751)	14%
Net revenue	$10,724	12%	$40,000	11%

Total operating expenses	$4,576	40%	$16,006	30%
Non-operating income (expense)	75	222%	200	(38%)
Effective income tax rate	18.2%	2 ppt	17.1%	0 ppt
Net income	$5,090	(4%)	$20,058	2%

Earnings per share	$2.62	(1%)	$10.20	5%

Non-GAAP(1)
Total operating expenses	$3,611	13%	$12,906	11%
Non-operating income (expense)	29	(58%)	287	(31%)
Effective income tax rate	18.8%	2 ppt	17.7%	0 ppt
Net income	$5,803	7%	$22,542	11%

Earnings per share	$2.98	10%	$11.47	14%

(1) Refer to Non-GAAP Financial Measures for further details.

KEY BUSINESS DRIVERS

	Three Months Ended September 30, 2025		Twelve Months Ended September 30, 2025

YoY increase / (decrease)	Constant	Nominal	Constant	Nominal
Payments volume	9%	9%	8%	8%
Cross-border volume excluding intra-Europe(2)	11%	14%	13%	13%
Cross-border volume total	12%	17%	13%	15%
Processed transactions	10%	10%	10%	10%

(2) Cross-border volume excluding transactions within Europe.

6

Visa Consolidated Balance Sheets (unaudited)

	September 30,
	2025	2024
	(in millions, except per share data)
Assets
Cash and cash equivalents	$17,164	$11,975
Restricted cash equivalents—U.S. litigation escrow	2,990	3,089
Investment securities	1,833	3,200
Settlement receivable	4,191	4,454
Accounts receivable	3,126	2,561
Customer collateral	3,625	3,524
Current portion of client incentives	2,158	1,918
Prepaid expenses and other current assets	2,679	3,312
Total current assets	37,766	34,033
Investment securities	999	2,545
Client incentives	5,157	4,628
Property, equipment and technology, net	4,236	3,824
Goodwill	19,879	18,941
Intangible assets, net	27,646	26,889
Other assets	3,944	3,651
Total assets	$99,627	$94,511
Liabilities
Accounts payable	$555	$479
Settlement payable	4,568	5,265
Customer collateral	3,625	3,524
Accrued compensation and benefits	1,863	1,538
Client incentives	10,369	9,075
Accrued liabilities	5,466	4,909
Current maturities of debt	5,569	—
Accrued litigation	3,033	1,727
Total current liabilities	35,048	26,517
Long-term debt	19,602	20,836
Deferred tax liabilities	5,549	5,301
Other liabilities	1,519	2,720
Total liabilities	61,718	55,374
Equity
Preferred stock, $0.0001 par value, 5 shares issued and outstanding as of September 30, 2025 and September 30, 2024	745	1,031
Common stock, $0.0001 par value:
Class A common stock, 1,691 and 1,733 shares issued and outstanding as of September 30, 2025 and September 30, 2024, respectively	—	—
Class B-1 and B-2 total common stock, 125 shares issued and outstanding as of September 30, 2025 and September 30, 2024	—	—
Class C common stock, 9 and 10 shares issued and outstanding as of September 30, 2025 and September 30, 2024, respectively	—	—
Right to recover for covered losses	(124)	(104)
Additional paid-in capital	21,934	21,229
Accumulated income	15,106	17,289
Accumulated other comprehensive income (loss):
Investment securities	12	30
Defined benefit pension and other postretirement plans	(32)	(16)
Derivative instruments	(307)	(213)
Foreign currency translation adjustments	575	(109)
Total accumulated other comprehensive income (loss)	248	(308)

Total equity	37,909	39,137

Total liabilities and equity	$99,627	$94,511

7

Visa Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2025	2024	2025	2024
	(in millions, except per share data)
Net revenue	$10,724	$9,617	$40,000	$35,926

Operating Expenses
Personnel	1,742	1,609	6,961	6,264
Marketing	576	551	1,684	1,560
Network and processing	239	208	894	778
Professional fees	256	192	759	635
Depreciation and amortization	316	274	1,220	1,034
General and administrative	544	424	1,926	1,598
Litigation provision	903	10	2,562	462
Total operating expenses	4,576	3,268	16,006	12,331

Operating income	6,148	6,349	23,994	23,595

Non-operating Income (Expense)
Interest expense	(210)	(176)	(589)	(641)
Investment income (expense) and other	285	199	789	962
Total non-operating income (expense)	75	23	200	321

Income before income taxes	6,223	6,372	24,194	23,916
Income tax provision	1,133	1,054	4,136	4,173
Net income	$5,090	$5,318	$20,058	$19,743

Basic Earnings Per Share
Class A common stock	$2.62	$2.66	$10.22	$9.74
Class B-1 common stock	$4.09	$4.22	$15.97	$15.46
Class B-2 common stock	$4.02	$4.21	$15.72	$15.45
Class C common stock	$10.48	$10.63	$40.87	$38.97

Basic Weighted-average Shares Outstanding
Class A common stock	1,696	1,710	1,714	1,621
Class B-1 common stock	5	5	5	148
Class B-2 common stock	120	120	120	49
Class C common stock	9	17	9	16

Diluted Earnings Per Share
Class A common stock	$2.62	$2.65	$10.20	$9.73
Class B-1 common stock	$4.08	$4.21	$15.95	$15.45
Class B-2 common stock	$4.01	$4.21	$15.70	$15.43
Class C common stock	$10.47	$10.62	$40.82	$38.92

Diluted Weighted-average Shares Outstanding
Class A common stock	1,945	2,003	1,966	2,029
Class B-1 common stock	5	5	5	148
Class B-2 common stock	120	120	120	49
Class C common stock	9	17	9	16

8

Visa Consolidated Statements of Cash Flows (unaudited)

	Twelve Months Ended September 30,
	2025	2024
	(in millions)
Operating Activities
Net income	$20,058	$19,743
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Client incentives	15,751	13,764
Share-based compensation	897	850
Depreciation and amortization	1,220	1,034
Deferred income taxes	152	(100)
VE territory covered losses	(28)	(139)
(Gains) losses on equity investments, net	87	94
Other	94	136
Change in operating assets and liabilities:
Settlement receivable	374	(2,175)
Accounts receivable	(542)	(237)
Client incentives	(15,314)	(14,067)
Other assets	160	(199)
Accounts payable	67	109
Settlement payable	(847)	1,841
Accrued and other liabilities	(373)	(676)
Accrued litigation	1,303	(28)
Net cash provided by (used in) operating activities	23,059	19,950

Investing Activities
Purchases of property, equipment and technology	(1,482)	(1,257)
Purchases of investment securities	—	(4,443)
Proceeds from maturities and sales of investment securities	3,024	5,013
Acquisitions, net of cash and restricted cash acquired	(887)	(915)
Purchases of other investments	(68)	(231)
Other investing activities	121	(93)
Net cash provided by (used in) investing activities	708	(1,926)

Financing Activities
Repurchases of class A common stock	(18,316)	(16,713)
Dividends paid	(4,634)	(4,217)
Proceeds from issuance of senior notes	3,924	—
Proceeds from stock issued under equity plans	396	335
Taxes paid related to stock issued under equity plans	(281)	(208)
Other financing activities	(52)	170
Net cash provided by (used in) financing activities	(18,963)	(20,633)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	420	382
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	5,224	(2,227)

Cash, cash equivalents, restricted cash and restricted cash equivalents as of beginning of period	19,763	21,990
Cash, cash equivalents, restricted cash and restricted cash equivalents as of end of period	$24,987	$19,763

Supplemental Disclosure
Cash paid for income taxes, net(1)	$4,541	$5,775
Interest payments on debt	$587	$583
Accruals related to purchases of property, equipment and technology	$59	$52

(1) For the twelve months ended September 30, 2025, the amount includes $1.9 billion of cash paid for federal transferable tax credits.

9

Visa Quarterly Results of Operations (unaudited)

	Fiscal 2025 Quarter Ended				Fiscal 2024 Quarter Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
	(in millions)
Net revenue	$10,724	$10,172	$9,594	$9,510	$9,617

Operating Expenses
Personnel	1,742	1,749	1,657	1,813	1,609
Marketing	576	421	381	306	551
Network and processing	239	224	224	207	208
Professional fees	256	187	173	143	192
Depreciation and amortization	316	317	305	282	274
General and administrative	544	482	419	481	424
Litigation provision	903	615	1,000	44	10
Total operating expenses	4,576	3,995	4,159	3,276	3,268

Operating income	6,148	6,177	5,435	6,234	6,349

Non-operating Income (Expense)
Interest expense	(210)	(39)	(158)	(182)	(176)
Investment income (expense) and other	285	195	161	148	199
Total non-operating income (expense)	75	156	3	(34)	23

Income before income taxes	6,223	6,333	5,438	6,200	6,372
Income tax provision	1,133	1,061	861	1,081	1,054
Net income	$5,090	$5,272	$4,577	$5,119	$5,318

10

Visa Non-GAAP Financial Measures (unaudited)

We use non-GAAP financial measures of our performance which exclude certain items which we believe are not representative of our continuing operations, as they may be non-recurring or have no cash impact, and may distort our longer-term operating trends. Constant-dollar financial measures are calculated by using a fixed current year U.S. dollar/foreign currency exchange rate for each local currency for the current and prior year periods, which eliminates the impact of foreign currency transactions in measuring financial performance. We consider non-GAAP measures useful to investors because they provide greater transparency into management’s view and assessment of our ongoing operating performance. Non-GAAP financial measures should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with GAAP.

We exclude the following from our GAAP financial results to arrive at our non-GAAP financial results:

•Gains and losses on equity investments. Gains and losses on equity investments include periodic non-cash fair value adjustments and gains and losses upon sale of an investment. These long-term investments are strategic in nature and are primarily private company investments. Gains and losses associated with these investments are tied to the performance of the companies that we invest in and therefore do not correlate to the underlying performance of our business.

•Amortization of acquired intangible assets. Amortization of acquired intangible assets consists of amortization of intangible assets such as technology and customer relationships acquired in connection with business combinations executed beginning in fiscal 2019. Amortization charges for our acquired intangible assets are non-cash and are significantly affected by the timing, frequency and size of our acquisitions, rather than our core operations. As such, we have excluded this amount to facilitate an evaluation of our current operating performance and comparison to our past operating performance.

•Acquisition-related costs. Acquisition-related costs consist primarily of one-time transaction and integration costs associated with our business combinations. These costs include professional fees, technology integration fees, restructuring activities and other direct costs related to the purchase and integration of acquired entities. These costs also include retention equity and deferred compensation when they are agreed upon as part of the purchase price of the transaction but are required to be recognized as expense post-combination. We have excluded these amounts as the expenses are recognized for a limited duration and do not reflect the underlying performance of our business.

•Severance costs. For the twelve months ended September 30, 2025, we recorded severance costs within personnel expense to realign our organizational structure and focus on areas that will drive higher long-term growth. This broad-based optimization effort has been excluded as it is not representative of our ongoing operations.

•Lease consolidation costs. For the twelve months ended September 30, 2025 and 2024, we recorded charges within general and administrative expense associated with the consolidation of certain leased office spaces. We have excluded these amounts as it does not reflect the underlying performance of our business.

•Litigation provision. Litigation provision includes significant accruals related to certain legal matters that are not covered by the U.S. retrospective responsibility plan or the Europe retrospective responsibility plan (uncovered legal matters) and additional accruals associated with the interchange multidistrict litigation which are covered by the U.S. retrospective responsibility plan (U.S. covered litigation). Litigation provision associated with these matters can vary significantly based on the facts and circumstances related to each matter and do not correlate to the underlying performance of our business. For the three and twelve months ended September 30, 2025 and 2024, we have excluded these amounts to facilitate a comparison to our past operating performance.

•Indirect taxes. For the twelve months ended September 30, 2024, as a result of the resolution of an audit, we recognized a benefit within general and administrative expense related to the release of the reserve previously recognized in fiscal 2021. This one-time benefit is not representative of our ongoing operations.

•Charitable contribution. For the twelve months ended September 30, 2024, we donated investment securities to the Visa Foundation and recognized a non-cash general and administrative expense. We have excluded this amount as it does not reflect the underlying performance of our business.

11

Visa Non-GAAP Financial Measures (unaudited) - continued

The following tables reconcile our GAAP to non-GAAP financial measures included in this release:

	Three Months Ended September 30, 2025
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
GAAP	$4,576	$75	$1,133	18.2%	$5,090	$2.62
(Gains) losses on equity investments, net	—	(46)	(10)		(36)	(0.02)
Amortization of acquired intangible assets	(54)	—	13		41	0.02
Acquisition-related costs	(12)	—	1		11	0.01
Litigation provision	(899)	—	202		697	0.36
Non-GAAP	$3,611	$29	$1,339	18.8%	$5,803	$2.98

	Twelve Months Ended September 30, 2025
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
GAAP	$16,006	$200	$4,136	17.1%	$20,058	$10.20
(Gains) losses on equity investments, net	—	87	19		68	0.03
Amortization of acquired intangible assets	(218)	—	54		164	0.08
Acquisition-related costs	(97)	—	7		90	0.05
Severance costs	(213)	—	45		168	0.09
Lease consolidation costs	(39)	—	9		30	0.02
Litigation provision	(2,533)	—	569		1,964	1.00
Non-GAAP	$12,906	$287	$4,839	17.7%	$22,542	$11.47

	Three Months Ended September 30, 2024
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
GAAP	$3,268	$23	$1,054	16.5%	$5,318	$2.65
(Gains) losses on equity investments, net	—	46	1		45	0.02
Amortization of acquired intangible assets	(47)	—	11		36	0.02
Acquisition-related costs	(29)	—	3		26	0.01
Non-GAAP	$3,192	$69	$1,069	16.5%	$5,425	$2.71

12

Visa Non-GAAP Financial Measures (unaudited) - continued

	Twelve Months Ended September 30, 2024
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
GAAP	$12,331	$321	$4,173	17.4%	$19,743	$9.73
(Gains) losses on equity investments, net	—	94	12		82	0.04
Amortization of acquired intangible assets	(178)	—	43		135	0.07
Acquisition-related costs	(104)	—	8		96	0.05
Litigation provision	(434)	—	97		337	0.17
Lease consolidation costs	(57)	—	13		44	0.02
Indirect taxes	118	—	(29)		(89)	(0.04)
Charitable contribution	(67)	—	26		41	0.02
Non-GAAP	$11,609	$415	$4,343	17.6%	$20,389	$10.05

(1)Determined by applying applicable tax rates.
(2)Figures in the table may not recalculate exactly due to rounding. Effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

13